                                                                                      EXHIBIT 11
                                 GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                                     COMPUTATION OF PER SHARE DATA

                                                Three Months Ended          Nine Months Ended
                                                  September 30,               September 30,
                                            -------------------------   -------------------------
                                                1997          1996          1997          1996
                                            -----------   -----------   -----------   -----------
Earnings from continuing operations         $ 6,596,000   $ 5,283,000   $13,395,000   $16,301,000
Discontinued operations, net                                  (20,000)                    (13,000)
                                            -----------   -----------   -----------   -----------
Net earnings                                $ 6,596,000   $ 5,263,000   $13,395,000   $16,288,000
                                            ===========   ===========   ===========   ===========
Weighted average number of shares
  outstanding during the period              11,025,763    11,231,602    11,064,597    11,247,710
                                            ===========   ===========   ===========   ===========
Earnings per common share:
  Continuing operations                     $      0.60   $      0.47   $      1.21   $      1.45
  Discontinued operations
                                            -----------   -----------   -----------   -----------
  Net earnings                              $      0.60   $      0.47   $      1.21   $      1.45
                                            ===========   ===========   ===========   ===========
Additional Primary Computation
------------------------------
Earnings from continuing operations         $ 6,596,000   $ 5,283,000   $13,395,000   $16,301,000
Discontinued operations, net                                  (20,000)                    (13,000)
                                            -----------   -----------   -----------   -----------
Net earnings                                $ 6,596,000   $ 5,263,000   $13,395,000   $16,288,000
                                            ===========   ===========   ===========   ===========
Additional adjustment to weighted average
  number of shares outstanding:
    Weighted average number of
      shares outstanding above               11,025,763    11,231,602    11,064,597    11,247,710
        Add - dilutive effect of
          outstanding options(a)                140,531       122,820       118,202       115,000
                                            -----------   -----------   -----------   -----------
Weighted average number of shares
  outstanding as adjusted                    11,166,294    11,354,422    11,182,799    11,362,710
                                            ===========   ===========   ===========   ===========
Earnings per common share:(b)
  Continuing operations                     $      0.59   $      0.46   $      1.20   $      1.43
  Discontinued operations
                                            -----------   -----------   -----------   -----------
  Net earnings                              $      0.59   $      0.46   $      1.20   $      1.43
                                            ===========   ===========   ===========   ===========
/TABLE
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                             GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                                 COMPUTATION OF PER SHARE DATA

                                                Three Months Ended          Nine Months Ended
                                                  September 30,               September 30,
                                            -------------------------   -------------------------
                                                1997          1996          1997          1996
                                            -----------   -----------   -----------   -----------
Fully Diluted Computation
-------------------------
Earnings from continuing operations         $ 6,596,000   $ 5,283,000   $13,395,000   $16,301,000
Discontinued operations, net                                  (20,000)                    (13,000)
                                            -----------   -----------   -----------   -----------
Net earnings                                $ 6,596,000   $ 5,263,000   $13,395,000   $16,288,000
                                            ===========   ===========   ===========   ===========
Additional adjustment to
  weighted average number of
  shares outstanding:
    Weighted average number of
      shares outstanding above               11,025,763    11,231,602    11,064,597    11,247,710
        Add - dilutive effect of
          outstanding options(a)                151,835       122,780       152,959       124,926
                                            -----------   -----------   -----------   -----------
Weighted average number of shares
  outstanding as adjusted                    11,177,598    11,354,382    11,217,556    11,372,636
                                            ===========   ===========   ===========   ===========

Earnings per common share:(b)
  Continuing operations                     $      0.59   $      0.46   $      1.19   $      1.43
  Discontinued operations
                                            -----------   -----------   -----------   -----------
  Net earnings                              $      0.59   $      0.46   $      1.19   $      1.43
                                            ===========   ===========   ===========   ===========

(a)  As determined by the application of the treasury stock method.
(b)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph
     14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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